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                                                                    EXHIBIT 10.2

                               EXIDE CORPORATION

                   NON-EMPLOYEE DIRECTORS DEFERRED FEE PLAN


Section 1.  Effective Date.  The effective date of the Plan is January 1, 2001.
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The Plan shall remain in effect until terminated by action of the Board.


Section 2.  Definitions.
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Affiliate shall have the meaning set forth in Rule 12b-2 under Section 12 of the
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Exchange Act.

Board shall mean the Board of Directors of Exide Corporation.
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Code shall mean Internal Revenue Code of 1986, as amended.
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Company shall mean Exide Corporation.
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Compensation Committee shall mean the Compensation Committee of the Board.
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Deemed Retirement Date shall mean the date at which a Participant attains 72
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years of age or such other date designated by the Participant on the date the
Participant first defers compensation under the Plan.

Deferral Amounts shall mean the cash and stock-based compensation deferred by a
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Director under the Plan.

Director shall mean any director who is a nonemployee director as defined in
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Rule 16b-3 under the Exchange Act.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended from
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time to time.

Exide Stock Subaccount shall mean a cash account denominated by Company stock
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equivalents consisting of deemed whole shares of Company common stock (and cash in respect of any fractional shares).

Fair Market Value shall mean, as of any applicable date: (i) if the principal
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securities market on which the Company's common stock is traded is a national securities exchange or the NASDAQ National Market ("NNM"), the closing price of the Company's common stock on such exchange or the NNM, as the case may be, or if no sale of the common stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the principal securities market on which the Company's common stock is traded is not a national securities exchange or the NNM, the average of the bid and asked prices reported by the National Quotation Bureau,
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Inc.; or (iii) if the price of the Company's common stock is not so reported, the fair market value of the common stock as determined in good faith by the Board.

Investment Manager shall mean the investment company which manages investments
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made under the Company's Salaried Employees 401(k) Savings Plan, or any other investment company selected by the Board.

Investment Subaccount shall mean a deemed investment in those funds that are
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available under the Company's Salaried Employees 401(k) Savings Plan, or such other funds as the Board may determine.

Participant shall mean any eligible Director or former Director with a
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Participant Account balance.

Participant Account shall mean a bookkeeping account maintained by the Company
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for each Participant.  Participant Accounts will consist of an Exide Stock
Subaccount and an Investment Subaccount. Participant Accounts will be credited with a Participant's Deferral Amounts, and deemed investment earnings or losses arising therefrom based on Participant elections pursuant to Sections 4 and 5.

Plan shall mean the Non-Employee Directors Deferred Fee Plan.
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Section 3.  Administration.
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(a)  Subject to the following paragraphs, the Plan shall be administered by the
Board or by the Compensation Committee. If the Board delegates to the Compensation Committee the authority to administer the Plan, the Compensation Committee shall be empowered to take all actions reserved to the Board under the Plan. The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all Participants.

(b) Notwithstanding the foregoing, the Board may, subject to any limitations or restrictions that the Board may impose from time to time, delegate to the Chief Executive Officer the authority to administer the Plan.


Section 4.  Elections.
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(a)  To make an election for a voluntary deferral of cash compensation, a
Director must file a written election to defer either 50 percent or 100 percent of the cash compensation payable to the Director by reason of service on the Board (including annual director fees and any special or committee fees) during the year to which the deferral relates. An amount equal to the

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compensation deferred will be credited to the Participant's Investment
Subaccount as of the date such compensation would otherwise have been payable.

(b) To make an election for a voluntary deferral of stock-based compensation, a Director must file a written election to defer 100 percent of the stock compensation that is payable to the Director by reason of his service on the Board during the year to which the deferral relates. An amount equal to the compensation so deferred will be credited to the Participant's Exide Stock Subaccount as of the date such compensation is otherwise payable.

(c) An election to participate in the Plan must be received by the Company prior to January 1 of the calendar year during which the services which will give rise to the deferral will be rendered. Elections made under the Plan shall be irrevocable upon the commencement of the year in respect of which the deferral relates. Notwithstanding the foregoing, a Director may elect to become a Participant in the Plan for the calendar year in which he first becomes eligible by filing a written election to participate within 30 days of becoming eligible. The election will be effective on a prospective basis and only as to remuneration not yet earned. Each election to defer compensation shall indicate the form of distribution (described below in Section 6) elected by the Participant with respect to such deferral.

(d) An election shall remain in effect for subsequent years unless amended or terminated in writing prior to January 1 of any subsequent year. An election may be revoked or withdrawn at any time with respect to remuneration not yet earned if such revocation or withdrawal is received by the Company prior to the commencement of the year to which the deferral relates.


Section 5.  Deemed Investment Provisions.  The Company will establish a
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Participant Account for each Participant.  Each Participant Account will have an
Exide Stock Subaccount and/or an Investment Subaccount. All deferred stock-based compensation shall be credited to the Exide Stock Subaccount. A Participant must allocate his cash Deferral Amounts, in increments of 25%, to one or both of the Subaccounts.

(a)  Deferral Amounts Allocated to Exide Stock Subaccount.  The Exide Stock
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Subaccount shall be denominated in Company stock equivalents consisting of deemed whole shares of Company common stock (and cash in respect of fractional shares as described in (3) below).

     1) A Participant's Exide Stock Subaccount shall be deemed invested in whole shares of Company common stock. The number of Company stock equivalents in a Participant's Exide Stock Subaccount shall be determined by dividing the unallocated Deferral Amounts credited to a Participant's Exide Stock Subaccount on the last business day of each calendar quarter by the Fair Market Value of a share of the Company's common stock as of that date.

     2) The Exide Stock Subaccount shall also be credited with a bookkeeping entry indicating the number of additional whole shares which could be purchased at Fair Market Value with any dividends payable on the deemed shares held in the Exide Stock

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     Subaccount on the day such dividends are payable to shareholders of Company common stock.

     3) Any amounts that are insufficient to permit the crediting of a whole share of Company common stock shall be carried as a cash balance bookkeeping entry in such Exide Stock Subaccount. On any date on which new funds are credited to a Participant's Exide Stock Subaccount (either due to an additional deferral or the crediting of deemed dividends), the cash amount will be added to any such other funds, and the maximum number of whole shares that could be purchased at Fair Market Value will be deemed invested. The remaining amount, if any, will be held as cash. No interest shall be credited on any cash held in an Exide Stock Subaccount.

     4) The Exide Stock Subaccount shall be equitably adjusted by the Board to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, or other similar change in the Company's common stock. The adjustment so made shall be final and binding on all Participants.

(b)  Deferral Amounts Allocated to Investment Subaccount.  The Investment
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Subaccount shall be credited with the deemed investments selected by the
Participant from the investment options under the Company's Salaried Employees 401(k) Savings Plan (or such other investment options as the Board may determine).

     1) At the time of the election to participate in the Plan, a Participant may elect in writing to have any Deferral Amounts allocated to his Investment Subaccount invested, in increments of 5%, in one or more of the investment funds that are provided under the Company's Salaried Employees 401(k) Savings Plan (or such other funds as the Board may designate). Such elections must total one hundred percent (100%) of the Deferral Amounts allocated by the Participant to the Investment Subaccount. If any fund offered under the Company's Salaried Employees 401(k) Savings Plan ceases to be an investment option under such plan, the Investment Manager shall have the authority to credit any allocation to such fund (along with deemed earnings, gains, losses, expenses or charges thereto) to any of the other funds offered as investment options under the Company's Salaried Employees 401(k) Savings Plan.

     2) A Participant's Investment Subaccount shall be deemed invested in accordance with the Participant's election. The Participant's account shall be credited with deemed earnings, gains, losses, expenses and changes in the fair market value of such Participant's account as if the Company had followed such investment designations.

     3) Each Participant may elect that his future Investment Subaccount deferrals shall be deemed invested in a proportion different from that previously elected. Such new election shall be prospective only and shall be made in accordance with paragraph (b)(1). Any changes in such deemed investments must be in accordance with rules, if any, as are established by the Board, the Company or the Investment Manager.

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     4)  Consistent with this Section 5, each Participant may elect in writing, that a whole percentage (not less than 5%) or specific dollar amount of his deemed investment in any fund available under the Investment Subaccount may be transferred to any other fund available thereunder. Such election will be prospective only and will be permitted in accordance with rules, if any, as shall be established by the Board, the Company or the Investment Manager.


Section 6.  Transfers.  No election may be made to have amounts previously
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credited to a Participant's Investment Subaccount transferred to his Exide Stock
Subaccount. Amounts previously credited to a Participant's Exide Stock Subaccount may not be transferred to his Investment Subaccount, except after a date which is one year prior to the Deemed Retirement Date.


Section 7.  Election of Distribution Form.
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(a)  Election in Filed Agreement.  Distribution of a Participant's Account shall
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     be made in a lump sum or in up to ten annual installments, as elected by the Participant at the time he files a written agreement pursuant to
     Section 4(a) hereof.

(b)  Election to Change Method of Distribution.  A Participant may, by written
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     request filed with the Compensation Committee at least twelve (12) months prior to the distribution or commencement of distribution of his Account, change the method of distribution elected to any other method permitted under the Plan, provided that such request shall not be effective unless and until approved by the Board. After a Participant's death, a Participant's beneficiary may, prior to the distribution or commencement of distribution of the Participant's Account, petition the Committee requesting an acceleration of benefit payments otherwise due to be paid to the beneficiary. The Committee may, but is not required to, grant the beneficiary's request.

(c)  Small Account Balances.  Notwithstanding any payment method elected by a
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     Participant or beneficiary, the Company may, in its sole discretion, elect to pay in a lump sum any Participant Account whose balance is less than $5,000.



Section 8.  Payment of Deferred Compensation.
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(a)  Retirement at Deemed Retirement Date.
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     A Participant who retires at his Deemed Retirement Date will receive the entire value of his Participant Account in the manner he so elected (subject to Section 6(c)). A lump sum payment shall be made on January 15 of the year following the year in which the Deemed Retirement Date occurred. Annual cash installment payments shall commence

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     on January 15 of the year following the year in which the Deemed Retirement
     Date occurred, and shall be paid annually thereafter.

(b)  Termination at Other than Deemed Retirement Date
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     A Participant who terminates service as a Director on a date other than the
     Deemed Retirement Date will receive the entire value of his Participant Account in cash on the 15th day of the 13th month following the date of termination.

(c)  Further Deferral
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     Notwithstanding (a) and (b) of this section, a Participant may elect to further defer receipt of all or a portion of his Participant Account for a period not to exceed ten years from the earlier to occur of the Deemed Retirement Date or, if applicable, the date of the termination of the Participant's service as a director. In order to defer a payment under the Plan, a Participant must file a written election at least one year in advance of the date that such payment would otherwise have been made. A Participant shall elect to receive the amount so deferred in a single cash payment or in annual cash installments over a period not to exceed ten years. Any further elections to defer the receipt of benefits under the Plan must also be filed at least one year prior to the scheduled date of the distribution or commencement of distribution, as the case may be. Acceleration of any benefits deferred pursuant to this paragraph can only be made by filing a request for payment at least one year in advance of the requested accelerated payment date.

(d)  Unscheduled Early Withdrawals
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     Absent adequate prior notice (in accordance with paragraph (c) above) or demonstrated financial hardship (as described in paragraph (e) below), a request for a payment of all or a portion of the value of a Participant Account may be made by a Participant subject to a 10% penalty of the amount of the requested payment, which penalty shall be deducted from the payment and forfeited. The requested payment, less such penalty, shall be paid in cash in a single lump sum as soon as practicable after the requested payment date.

(e)  Hardship Withdrawals
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     Notwithstanding any other provisions of this Plan to the contrary, the
     Board in its sole and absolute discretion may at any time authorize payment of part or all of a Participant's Participant Account to a Participant or his beneficiary prior to the time such deferred compensation would otherwise be payable pursuant to the provisions of the Plan, in such manner as shall be determined by the Board, where the Board determines that the Participant or his beneficiary has proved a demonstrated financial hardship. The determination of the Board shall be final, conclusive and binding upon all persons affected thereby.

(f)  Calculation of Installment Payments
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     The amount of any installment payment shall be determined by multiplying the amount credited to the Participant Account immediately prior to the distribution by a fraction, the numerator of which is one and the denominator of which is the number of installments (including the current installment) remaining to be paid.

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Section 9.  Designation of Beneficiary.
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(a)  A Participant may designate a beneficiary by giving written notice to the
     Company. If no beneficiary is designated, the beneficiary will be the Participant's estate. If more than one beneficiary statement has been filed, the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary.

(b) If a Participant dies before he has received all of the benefits to which he is entitled to under the Plan, the value of his Participant Account shall be paid to the estate or designated beneficiary in a lump sum cash payment as soon as practicable after the first January 15 or July 15 following such date of death, unless the beneficiary elects to continue without change the schedule for payment of benefits, in which case the beneficiary shall have the investment choices provided under Section 5(b) at the time of the deferral (if such choices are still offered as investment choices).

(c) If a distribution is to be made to a beneficiary and the beneficiary dies before the distribution is made, the amount of the distribution will be paid to the estate of the beneficiary in a lump sum cash payment.


Section 10.  Participant's Rights Unsecured.  The right of any Participant to
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receive benefits under the provisions of the Plan shall be contractual in nature only; however, the amounts of such benefits may be held in a trust, the assets of which shall be subject to the claims of the Company's general creditors only in the event of bankruptcy or insolvency. Any amounts paid to a Participant or beneficiary shall reduce the amount of benefits owed by the Company to such Participant or beneficiary.


Section 11.  Form of Payment.  Notwithstanding any other provisions in the Plan
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to the contrary, the Company shall have the discretion to make any payments under the Plan in the form of cash or shares of Company common stock.


Section 12.  Assignability.  No benefits under the Plan shall in any manner be
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subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or a beneficiary.


Section 13.  Participation in Other Plans.  Nothing in this Plan will affect any
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right which a Participant may otherwise have to participate in any retirement plan or agreement which the Company may have now or hereafter.

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Section 14.  Singular, Plural, Gender.  Whenever used herein, except where the
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context clearly indicates to the contrary, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.


Section 15.  No Stockholder Rights.  A Participant shall have no rights as a
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stockholder under the Plan in respect of any amounts credited to his or her
Participant Account.


Section 16.  Change of Control.  Upon a Change of Control (as defined in the
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Company's 2000 Broad-Based Stock Incentive Plan), payment of all of the value of any and all amounts accrued to the Participant hereunder shall be made to a Participant or his beneficiary immediately. For purposes of calculating such payment, a Participant's Investment Subaccount and/or Stock Subaccount shall be valued as of the date of the Change of Control.


Section 17.  Amendment.  This Plan may at any time or from time to time be
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amended, modified or terminated by the Board.  No amendment, modification or termination shall, without the consent of a Participant, adversely affect such Participant's accruals in his Participant Account.


Section 18.  Governing Law.  The Plan shall be governed in accordance with the
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laws of the state of Delaware, without regard to the conflict of law provisions of such laws.

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     IN WITNESS WHEREOF, the Company has caused this 2000 Non-Employee Directors
Deferred Fee Plan to be duly adopted and executed by its duly authorized officers and its corporate seal affixed hereto on the 25th day of October, 2000.


                                        Exide Corporation



                                        By: _______________________
                                        John R. Van Zile
                                        Executive Vice President,
                                        General Counsel and Secretary

Attest:


By: ____________________
  Molly M. Israel
  Assistant General Counsel and
  Assistant Secretary

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